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                                                                  EXHIBIT (a)(4)


                     PRUDENTIAL DIVERSIFIED BOND FUND, INC.

                              ARTICLES OF AMENDMENT

     Prudential Diversified Bond Fund, Inc., a Maryland corporation having its principal office in Newark, New Jersey (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The First Article of the Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

          The name of the corporation (hereinafter called the "Corporation") is Prudential Total Return Bond Fund, Inc.

     SECOND: The foregoing amendment of the Articles of Incorporation as hereinabove set forth was advised by the Board of Directors of the Corporation and has been approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF: Prudential Diversified Bond Fund, Inc., has caused these presents to be signed in its name on its behalf by its President and attested by its Secretary on May 10, 2000.


                         PRUDENTIAL DIVERSIFIED BOND FUND, INC.

                         By:     /s/ John R. Strangfeld, Jr.
                             ------------------------------------
                         Name:      John R. Strangfeld, Jr.
                         Title:     President



Attest:   /s Deborah A. Docs
       --------------------------------
       Deborah A. Docs
       Secretary


     THE UNDERSIGNED, President of Prudential Diversified Bond Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                    By:   /s/ John R. Strangfeld, Jr.
                                       ----------------------------------
                                    Name: John R. Strangfeld, Jr.
                                    Title: President